                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 27, 2006

                              HOME PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)

MARYLAND                             1-13136                16-1455126
(State or other jurisdiction       (Commission             (IRS Employer
of incorporation)                  File Number)        Identification Number)

                  850 Clinton Square, Rochester, New York 14604
                             www.homeproperties.com
           (Address of principal executive offices and internet site)

                                 (585) 546-4900
              (Registrant's telephone number, including area code)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 27, 2006, Home  Properties,  Inc. (the  "Company")  entered into a
Development  Agreement with Nelson B. Leenhouts,  who is the current Co-Chairman of the Board of Directors of the Company and the retired  President and Co-Chief
Executive Officer.  Pursuant to the Development Agreement,  which is retroactive to January 1, 2006 and extends  until  December  31, 2006,  Mr.  Leenhouts is to assume a leadership role in connection  with the  development  activities of the
Company as more  specifically  outlined in a  development  plan  approved by the
Company's Board of Directors.  In consideration for his services,  Mr. Leenhouts is to be paid a base  annual  amount of  $250,000  in monthly  installments.  In addition,  he is entitled to earn a bonus of up to $150,000 upon  achievement of certain  specified  objectives.  The  Development  Agreement  is  attached as an exhibit.  This Agreement is in addition to an Employment  Agreement  between the
Company and Mr.  Leenhouts which runs for the period January 1, 2004 to December
31, 2006.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

                    c.   Exhibits

                    Exhibit 10.1  Development  Agreement,  dated  March 27, 2006 between Nelson B. Leenhouts and Home Properties, Inc.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

Dated:   March 27, 2006      HOME PROPERTIES, INC.
                             (Registrant)

                             By    /s/ David P. Gardner
                                   David P. Gardner, Executive Vice President
                                   and Chief Financial Officer